UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

May 31, 2018

Date of Report (Date of Earliest Event Reported)

Phoenix Life Sciences International Limited.

(Exact name of registrant as specified in its charter)

Nevada	333-167275	46-0525378
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3000 Lawrence Street Denver, CO 80205 1.720.699.7222 or Investor relations +1.888.717.5655

 (Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

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PHOENIX LIFE SCIENCE INTERNATIONAL LIMITED

Form 8-K

Current Report

ITEM 5.03

AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN COMPANY NAME

On May 31, 2018, the Company filed an Amendment to its Articles of Incorporation (the “Amendment”) with the Secretary of State of Nevada.  As a result of the Amendment, the Company has changed its name with the State of Nevada from Stem Bioscience, Inc. to Phoenix Life Science International Limited. A copy of the Amendment is filed herewith as Exhibit 3.01.

ITEM 7.01

Regulation FD Disclosure

On September 18, 2018, the Company’s Board of Directors announced the finalized consolidation activities of Phoenix Life Sciences International Limited with Stem Bioscience, Inc., Blue Dragon Ventures, and the MediJane Brand, and that the Company’s common stock would trade publicly under the symbol MJMD. A copy of the press release is attached hereto as Exhibit 99.1. The information in this Item 7.01 and the exhibit attached hereto are furnished to, but not filed with, the Securities and Exchange Commission.

ITEM 9.01

Financial Statements and Exhibits

(d)

Exhibits.

Exhibit
Number	Description of Exhibit
3.01	Amendment to Articles of Incorporation filed with the Secretary of State of Nevada.
99.1	Press Release issued September XX, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phoenix Life Science International Limited
Date: September 18, 2018	By:	/s/ Lewis Humer
Lewis Humer
Chief Executive Officer

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